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                                                                    Exhibit 10.1

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment"), entered into as of September 30, 2004, amends that certain Employment Agreement (the "Employment Agreement") dated December 11, 2002 by and between NATCO Group Inc., a corporation organized and existing under the laws of the State of Delaware ("NATCO"), and Patrick M. McCarthy (the "Executive"). Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Employment Agreement

      WHEREAS, NATCO's Board of Directors (the "Board") has determined that it is in the best interests of NATCO and its stockholders to ensure that NATCO and its affiliates will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a termination of the Executive's employment in certain circumstances, including following a Change in Control as defined herein. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive's employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations; and

      WHEREAS, NATCO desires to continue the Executive in the employment capacity hereinafter set forth and the Executive agrees to accept such employment on the terms and conditions hereinafter set forth; and

      WHEREAS, NATCO and the Executive mutually desire to amend the terms of the Employment Agreement as set forth below.

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is hereby agreed by and between NATCO and the Executive as follows:

      1. Paragraph 8(b) of the Employment Agreement is hereby amended to insert "or by the Executive pursuant to Paragraph 13(f)" in the eighth line thereof, following the parenthetical "(as defined in Paragraph 13(j)(iv) hereof)".

      2. Paragraph 13(b) of the Employment Agreement is hereby deleted and replace in its entirety by the following:

            (b) Termination by the Executive. If the Executive terminates this Employment Agreement for any reason other than Good Reason or a Transition Election, each as defined below, NATCO shall have no further obligations or responsibilities hereunder (except for Base Salary amounts earned but not yet paid to the Executive through the date of the Executive's termination) and the Executive shall not be entitled to receive any Bonus Compensation pursuant to Paragraph 5(a) of this Employment Agreement nor any severance pay specified in any severance plan or policy that NATCO presently has in effect or may establish in the future for employees of NATCO. Any Bonus Compensation that has been earned under the Bonus Plan, the payment of which has been deferred under the terms of the Bonus Plan, will be paid to the Executive in accordance with the terms of the Bonus Plan. Any benefits that have vested in the Executive at the time of such termination as a result of his participation in any of NATCO's benefit plans will be paid to the Executive, or to his estate or designated beneficiary, subject to the provisions of such plans.

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      3. Paragraph 13(d) of the Employment Agreement is hereby deleted and replace in its entirety by the following:

            (d) Termination by NATCO Without Cause or by the Executive for Good Reason. NATCO has the right, at any time during the Term, subject to all of the provisions hereof, to terminate the Executive's employment under this Employment Agreement and discharge the Executive without Cause. Furthermore, notwithstanding any other provision of this Employment Agreement, the Executive's employment under this Agreement may be terminated at any time during the Term by the Executive for Good Reason.

                  (i) In the event of termination of employment either by NATCO without Cause prior to the occurrence of a Change in Control or outside the Transition Period, each as defined below, or by the Executive for Good Reason prior to the occurrence of a Change in Control, the Executive shall be entitled to severance pay in accordance with any severance plan or policy that NATCO then has in effect. Any Bonus Compensation that has been earned under the Bonus Plan, the payment of which has been deferred under the terms of the Bonus Plan, will be paid to the Executive in accordance with the terms of the Bonus Plan.

                  (ii) In the event of a termination of employment by NATCO without Cause during the Transition Period, the Executive shall be entitled to payment of: (1) his base salary and accrued vacation earned through the Date of Termination; (2) subject to the Executive complying with his obligations in Section 8(b) of the Employment Agreement, but in lieu of payment of one-year's base salary in consideration for Executive's agreement in Section 8(b) of the Employment Agreement, an amount equal to two times the Executive's then base salary plus an amount equal to the Executive's target bonus payable bi-weekly, in equal installments over the course of 18 months; (3) an amount equal to the Executive's pro rata bonus for the period ending with his Date of Termination, payable in accordance with the terms of the applicable bonus plan then in effect; and (4) reimbursement of COBRA payments made by the Executive for continuation of coverage for Mr. McCarthy and eligible dependents for up to 18 months following such termination. In addition, as of the Date of Termination, all of the Executive's then outstanding and unvested stock options shall become fully vested and the restrictions on all of his then outstanding restricted stock shall lapse. The Executive may exercise those stock options and any other of his stock options that are outstanding and then vested, at any time on or before the date occurring 90 days after the termination date, but any such options not exercised by that date shall terminate and be canceled as of that date, and he shall no longer have any rights with respect to those options.

      4. Paragraph 13(f) shall be deleted and a new Paragraph 13(f) shall be inserted following Paragraph 13(e), as follows:

                  (f) Termination by the Executive through Transition Election. If the Executive is not named as NATCO's new Chief Executive Officer on or prior to December 31, 2005, the Executive agrees to work for NATCO for a period of at least nine months following the employment of a permanent Chief Executive Officer and, at the end of such nine-month period, he may elect on a one-time basis within 10 days of the end of such period (the "Transition Election") to terminate his employment and receive (1) his base salary and accrued vacation earned through the Date of Termination; (2) subject to the Executive complying with his obligations in Paragraph 8(b) of the Employment Agreement, but in lieu of payment of one-year's base salary in consideration for Executive's agreement in Paragraph 8(b) of the Employment Agreement, an amount equal to two times the Executive's then base salary only, payable bi-weekly, in equal installments over the course of 18 months; (3) an amount equal to the Executive's pro

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rata bonus for the period ending with his Date of Termination, payable in accordance with the terms of the applicable bonus plan then in effect; and (4) reimbursement of COBRA payments made by the Executive for continuation of coverage for the Executive and eligible dependents for up to 18 months following such termination. In addition, as of the Date of Termination, all of the Executive's then outstanding and unvested stock options shall become fully vested and the restrictions on all of his then outstanding restricted stock shall lapse. The Executive may exercise those stock options and any other of his stock options that are outstanding and then vested, at any time on or before the date occurring 90 days after the termination date, but any such options not exercised by that date shall terminate and be canceled as of that date, and he shall no longer have any rights with respect to those options.

      5. Paragraph 13(j) is hereby amended to add a new paragraph (vi) following paragraph (v), as follows:

            (vi) "Transition Period" means the period from September 7, 2004 through and including December 31, 2005.

      6. A new Paragraph 13(k) is hereby inserted following Paragraph 13(j), as follows:

            (k) General. Any amounts payable pursuant to this Paragraph 13 shall be subject to standard withholding and other authorized deductions, and will be further subject to the requirements of Paragraph 14, below. The making of any severance payment by NATCO pursuant to this Agreement is subject to the Executive signing a general release with respect to labor and employment matters in substantially the form attached hereto as Exhibit A.

      7. Paragraph 25 of the Employment Agreement is hereby amended to delete the "copy to" requirement and information.

      8. The Executive hereby represents and warrants that the execution and performance of this Amendment will not result in or constitute a default, breach or violation, or an event which, with notice or lapse of time or both, would be a default, breach or violation, of any understanding, agreement or commitment, written or oral, express or implied, to which the Executive is a party or by which the Executive or his property is bound.

      9. If any provision of this Amendment or the application hereof is held invalid, the invalidity shall not affect other provisions or application of this Amendment that can be given effect without the invalid provisions or application, and to this end the provisions of this Amendment are declared to be severable.

      10. Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party on the basis of that party being the "drafter."

      11. The Employment Agreement as amended by this Amendment supersedes all prior agreements between the parties concerning the subject matter hereof, other than any and all stock option and restricted stock agreements entered into by and between the Executive and NATCO, and this Amendment and Employment Agreement together constitute the entire Employment Agreement between the parties with respect thereto. The Employment Agreement, as amended hereby, may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representations or promises on behalf of any of the parties not set forth herein and the Employment Agreement as amended hereby has not been executed in reliance upon any representation or promise except those contained herein.

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      12. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

      13. In entering into this Amendment, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Amendment and the Employment Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

      14. Except as modified hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect on the date hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered will be deemed an original, but all of which together will constitute one and the same instrument.

In witness of the agreement of the parties, the parties hereto have executed this Amendment as of the date first above written.

On behalf of

NATCO GROUP INC.                                        PATRICK M. MCCARTHY

By: /s/ John U. Clarke                                  /s/ Patrick M. McCarthy
    ------------------------                            ------------------------
        John U. Clarke
        Chairman and Interim Chief Executive
        Officer

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                                                                       EXHIBIT A

                                RELEASE OF CLAIMS

      This Release of Claims (this "Release") is entered into and effective as of ____________, ____, by and between NATCO Group Inc., a Delaware corporation ("NATCO"), and Patrick M. McCarthy (the "Executive").

      1. In General. In consideration for the promises and payments received in the Employment Agreement, entered into as of December 11, 2002, by and between NATCO and Executive, as amended (the "Employment Agreement"), Executive irrevocably and unconditionally releases, waives and discharges all Claims (as defined in Section 2 below) that Executive has or may have through ______________, ____ (the "Separation Date") against the Released Parties (as defined herein), except that Executive is not releasing (i) any Claim that relates to Executive's right to enforce the Employment Agreement, (ii) any Claim against any Released Party for the failure of NATCO or any of its subsidiaries and controlled affiliated entities ("Subsidiaries") to provide to Executive any vested benefits or right under its employee benefit plans (if any) in which Executive is vested or entitled, (iii) any Claim that may arise based on acts or omission after the Separation Date, (iv) any Claim for defense and/or indemnification under the charter or bylaws of NATCO or any Subsidiary, any applicable agreement, any other corporate document or any statute, or (v) any defense that may be available to Executive with respect to any claim or cause of action that NATCO, any Subsidiary or any other Released Party may hereafter assert against Executive. For purposes of this Release, the "Released Parties" are NATCO and all Subsidiaries (including corporations, limited liability companies, partnerships, and joint ventures) and, with respect to each of NATCO and its Subsidiaries, each of their respective predecessors and successors and (to the extent relating to their positions or activities as such) past and present employees, officers, directors, shareholders, owners, partners, members, representatives, assigns, attorneys, as well as their employee benefit programs (and, in their capacities as such, the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under or in concert with any of the foregoing identified Released Parties.

      2. Claims Released. Subject only to the exceptions noted in Section 1, EXECUTIVE IS VOLUNTARILY RELEASING ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS, PROMISES, CAUSES OF ACTION, OR SIMILAR RIGHTS OF ANY TYPE THAT EXECUTIVE HAS OR MAY HAVE AS OF THE SEPARATION DATE WITH RESPECT TO ANY RELEASED PARTY (IN SUCH RELEASED PARTY'S CAPACITY AS SUCH) THAT RELATE TO EXECUTIVE'S EMPLOYMENT WITH NATCO AND ITS SUBSIDIARIES AND/OR THE TERMINATION THEREOF ("CLAIMS"). Executive understands that the Claims Executive is releasing might arise under general employment policies or agreements between NATCO and Executive or under any constitution, law, regulation, or ordinance that may apply, including the United States Constitution, the Texas or other state constitution, federal, state and local statutes, regulations, other administrative guidance, or common law doctrines, such as, but not limited to, the following:

            Anti-discrimination statutes, such as the Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991,
            Section 1981 of the Civil Rights Act of 1866, and Executive Order 11,246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act of 1963, which prohibits paying men and women unequal pay for the same work; the Americans With Disabilities Act of 1990 and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; the Equal Employment Opportunity Act of 1972; and any other federal, state, or local laws prohibiting employment discrimination, all as amended.

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            Federal employment statutes, such as the Workers Adjustment and
            Retraining Notification Act of 1988, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, as amended, which regulates wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; the National Labor Relations Act, as amended; and any other federal laws relating to employment, such as veterans' reemployment rights laws, all as amended.

            Other laws, such as any federal, state, or local human rights, fair employment, and other laws and regulations and/or executive orders prohibiting discrimination on account of age, race, sex, sexual orientation, national origin, religion, handicap, disability, marital status, citizenship, veterans status, or other protected category; any federal, state, or local laws restricting an employer's right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state, or local laws providing recourse for alleged wrongful discharge, breach of contract, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims.

      3. Release of Age Discrimination Claims. THIS RELEASE ALSO SPECIFICALLY WAIVES ALL OF EXECUTIVE'S RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. SECTION 621 et seq.), AS AMENDED, AND THE OLDER WORKER'S BENEFIT PROTECTION ACT, AS AMENDED. It is understood that Executive is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after this Release is executed. It is understood that Executive can waive rights or claims only in exchange for consideration that is in addition to anything of value to which Executive is already entitled. Executive understands that he has been given the opportunity to consult with his attorney and discuss the contents of this document and its meaning prior to executing this Release. Executive understands that he may consider his decision for 21 days before signing this Release. Executive acknowledges that he was offered 21 days in which to consider this Release. If Executive signs this Release prior to the end of the 21-day time period, he certifies that, in accordance with 29 CFR Section 1625.22 (e)(6), he knowingly and voluntarily decided to sign this Release after considering it less than 21 days and his decision to do so was not induced by NATCO through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the 21-day time period.

      Executive understands that he may revoke this Release at any time within 7 days after he signs it and that this Release shall not become effective or enforceable until the 7-day revocation period has expired. If Executive wishes to revoke this Release during the 7 days after signing it, he will do so by sending notice of same to the attention of NATCO's General Counsel by fax (713/812-6654) and certified mail, return receipt requested (c/o NATCO Group Inc., Brookhollow Central III, Suite 700, 2950 N. Loop West, Houston, TX 77092). If after the passage of the 7-day period Executive does not intend to revoke this Release, he shall execute and return the attached statement evidencing his intent not to revoke this Release to NATCO's General Counsel as described above. Executive acknowledges and understands that the above-mentioned consideration will not be paid to him unless NATCO receives a properly executed original of the attached notice evidencing his intent not to revoke this Release.

      Executive's initials following this paragraph evidence his understanding and voluntary waiver of all Claims against NATCO including, but not limited to, those pursuant to the Age Discrimination in Employment Act and the Older Worker's Benefit Protection Act. Initials: __________

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      4. Pursuit of Released Claims. Executive represents that neither Executive nor his heirs, agents, representatives or attorneys have filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim that Executive is releasing in this Release of Claims. Executive represents that he has not brought or filed, and to the extent permitted by law will not bring or file, any claim, charge, or action with respect to any Claim against the Released Parties, or any of them, and, except as prohibited by law, agrees not to seek any recovery arising out of, based upon, or relating to matters released hereunder. This Release binds not only Executive in respect to these Claims, but it also binds his spouse, heirs, representatives, and legal assigns and successors.

      5. Non-Admission of Liability. Nothing in this Agreement shall be construed as an admission of liability by the Released Parties; rather, Executive and the Released Parties are resolving all matters arising out of the employer-employee relationship between NATCO and its Subsidiaries and Executive, as to each of which the Released Parties each deny any liability.

      Executive affirmatively acknowledges that this Release has been read in full, its terms and conditions are understood, and it is being freely signed. Executive understands that independent legal counsel may be consulted prior to signing this Release.

IN WITNESS WHEREOF, Executive and NATCO have executed this Release as set forth below as of the date first set forth above.

"Executive"

                                               By:
                                                   -----------------------------
                                                      Patrick M. McCarthy

"Company"                                      NATCO Group Inc.

                                               By:
                                                   -----------------------------
                                                      Name:
                                                      Title:

      State of ______________________ Section

      County/Parish of _______________ Section

      SUBSCRIBED AND SWORN TO before me by __________________________ this _____ day of _______________ ____.

                                                   ( S E A L )
       ________________________________

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      Seven-Day Notice

      TO: General Counsel
          NATCO Group Inc.
          Brookhollow Central III
          Suite 700
          2950 N. Loop West
          Houston, TX 77092
          Via Fax: 713/812-6654
          Original Via Certified Mail, Return Receipt Requested

      I, ______________________________, acknowledge that I have had 7 days in which to consider my consent and agreement to this Release and I have elected (please initial the appropriate blank):

          ______ not to revoke the Release.

          ______ to revoke the Release.

          __________________________________             _____/_____/_____

          State of ______________________     Section

          County/Parish of _______________    Section

          SUBSCRIBED AND SWORN TO before me by _____________________ this _____ day of_______________ ____.

                                                   ( S E A L )

          ________________________________